Exhibit 10.69
PROMISSORY NOTE

Principal $15,000,000.00	Loan Date 06-03-2009	Maturity 07-03-2009	Loan No 37956985-10000 -	Call / Coll X165 / P7	Account 00005106953	Officer 06564	Initials
References in the boxes above are for Lender’s use only and do not limit the applicability of this document to any particular loan or item.
Any item above containing “***” has been omitted due to text length limitations.

Borrower:	Midwest Banc Holdings, Inc. 501 W North Ave Melrose Park, IL 60160-1603	Lender:	M&l Marshall & llsley Bank Correspondent Banking 770 N. Water Street Milwaukee, Wl 53202

Principal Amount: $15,000,000.00	Date of Note: June 3, 2009
PROMISE TO PAY. Midwest Banc Holdings, Inc. (“Borrower”) promises to pay to M&l Marshall & llsley Bank (“Lender”), or order, in lawful money of the United States of America, the principal amount of Fifteen Million & 00/100 Dollars ($15,000,000.00) or so much as may be outstanding, together with interest on the unpaid outstanding principal balance of each advance. Interest shall be calculated from the date of each advance until repayment of each advance.
PAYMENT. Borrower will pay this loan in one payment of all outstanding principal plus all accrued unpaid interest on July 3, 2009. Unless otherwise agreed or required by applicable law, payments will be applied to Accrued Interest, Principal, Late Charges, and Escrow. Borrower will pay Lender at Lender’s address shown above or at such other place as Lender may designate in writing.
VARIABLE INTEREST RATE. The interest rate on this Note is subject to change from time to time based on changes in an index which is the British Bankers Association (BBA) LIBOR and reported by a major news service selected by Lender (such as Reuters, Bloomberg or Moneyline Telerate). If BBA LIBOR for the one month period is not provided or reported on the first day of a month because, for example, it is a weekend or holiday or for another reason, the One Month LIBOR Rate shall be established as of the preceding day on which a BBA LIBOR rate is provided for the one month period and reported by the selected news service (the “Index”). The Index is not necessarily the lowest rate charged by Lender on its loans and is set by Lender in its sole discretion. If the Index becomes unavailable during the term of this loan. Lender may designate a substitute index after notifying Borrower. Lender will tell Borrower the current Index rate upon Borrower’s request. The interest rate change will not occur more often than each Index rate change and as defined in attached Exhibit — “Applicable Margin”. Borrower understands that Lender may make loans based on other rates as well. The Index currently is 0.320% per annum. The interest rate to be applied to the unpaid principal balance of this Note will be calculated as described in the “INTEREST CALCULATION METHOD” paragraph using a rate of 1.550 percentage points over the Index, adjusted if necessary for any minimum and maximum rate limitations described below, resulting in an initial rate of 4.250% per annum based on a year of 360 days. NOTICE: Under no circumstances will the interest rate on this Note be less than 4.250% per annum or more than the maximum rate allowed by applicable law.
INTEREST CALCULATION METHOD. Interest on this Note is computed on a 365/360 basis; that is, by applying the ratio of the interest rate over a year of 360 days, multiplied by the outstanding principal balance, multiplied by the actual number of days the principal balance is outstanding. All interest payable under this Note is computed using this method. This calculation method results in a higher effective interest rate than the numeric interest rate stated in this Note.
PREPAYMENT. Borrower agrees that all loan fees and other prepaid finance charges are earned fully as of the date of the loan and will not be subject to refund upon early payment (whether voluntary or as a result of default), except as otherwise required by law. Except for the foregoing, Borrower may pay without penalty all or a portion of the amount owed earlier than it is due. Early payments will not, unless agreed to by Lender in writing, relieve Borrower of Borrower’s obligation to continue to make payments. Rather, early payments will reduce the principal balance due. Borrower agrees not to send Lender payments marked “paid in full”, “without recourse”, or similar language. If Borrower sends such a payment, Lender may accept it without losing any of Lender’s rights under this Note, and Borrower will remain obligated to pay any further amount owed to Lender. All written communications concerning disputed amounts, including any check or other payment instrument that indicates that the payment constitutes “payment in full” of the amount owed or that is tendered with other conditions or limitations or as full satisfaction of a disputed amount must be mailed or delivered to: M&l Marshall & llsley Bank, P.O. 3114 Milwaukee, WI 53201-3114.
LATE CHARGE. If a payment is not made on or before the 10th day after its due date, Borrower will be charged 5.000% of the unpaid portion of the regularly scheduled payment.
INTEREST AFTER DEFAULT. Upon default, including failure to pay upon final maturity, the interest rate on this Note shall be increased by adding a 3.000 percentage point margin (“Default Rate Margin”). The Default Rate Margin shall also apply to each succeeding interest rate change that would have applied had there been no default. However, in no event will the interest rate exceed the maximum interest rate limitations under applicable law.
DEFAULT. Each of the following shall constitute an event of default (“Event of Default”) under this Note:
Payment Default. Borrower fails to make any payment when due under this Note.
Other Defaults. Borrower fails to comply with or to perform any other term, obligation, covenant or condition contained in this Note or in any of the related documents or to comply with or to perform any term, obligation, covenant or condition contained in any other agreement between Lender and Borrower.
Default in Favor of Third Parties. Borrower or any Grantor defaults under any loan, extension of credit, security agreement, purchase or sales agreement, or any other agreement, in favor of any other creditor or person that may materially affect any of Borrower’s property or Borrower’s ability to repay this Note or perform Borrower’s obligations under this Note or any of the related documents.

PROMISSORY NOTE
Loan No: 37956985-10000-	(Continued)	Page 2
False Statements. Any warranty, representation or statement made or furnished to Lender by Borrower or on Borrower’s behalf under this Note or the related documents is false or misleading in any material respect, either now or at the time made or furnished or becomes false or misleading at any time thereafter.
Insolvency. The dissolution or termination of Borrower’s existence as a going business, the insolvency of Borrower, the appointment of a receiver for any part of Borrower’s property, any assignment for the benefit of creditors, any type of creditor workout, or the commencement of any proceeding under any bankruptcy or insolvency laws by or against Borrower.
Creditor or Forfeiture Proceedings. Commencement of foreclosure or forfeiture proceedings, whether by judicial proceeding, self-help, repossession or any other method, by any creditor of Borrower or by any governmental agency against any collateral securing the loan. This includes a garnishment of any of Borrower’s accounts, including deposit accounts, with Lender. However, this Event of Default shall not apply if there is a good faith dispute by Borrower as to the validity or reasonableness of the claim which is the basis of the creditor or forfeiture proceeding and if Borrower gives Lender written notice of the creditor or forfeiture proceeding and deposits with Lender monies or a surety bond for the creditor or forfeiture proceeding, in an amount determined by Lender, in its sole discretion, as being an adequate reserve or bond for the dispute.
Events Affecting Guarantor. Any of the preceding events occurs with respect to any guarantor, endorser, surety, or accommodation party of any of the indebtedness or any guarantor, endorser, surety, or accommodation party dies or becomes incompetent, or revokes or disputes the validity of, or liability under, any guaranty of the indebtedness evidenced by this Note.
Change in Ownership. Any change in ownership of twenty-five percent (25%) or more of the common stock of Borrower.
Adverse Change. A material adverse change occurs in Borrower’s financial condition, or Lender believes the prospect of payment or performance of this Note is impaired.
Insecurity. Lender in good faith believes itself insecure.
LENDER’S RIGHTS. Upon default, Lender may declare the entire unpaid principal balance under this Note and all accrued unpaid interest immediately due, and then Borrower will pay that amount.
ATTORNEYS’ FEES; EXPENSES. Lender may hire or pay someone else to help collect this Note if Borrower does not pay. Borrower will pay Lender that amount. This includes, subject to any limits under applicable law, Lender’s attorneys’ fees and Lender’s legal expenses, whether or not there is a lawsuit, including attorneys’ fees, expenses for bankruptcy proceedings (including efforts to modify or vacate any automatic stay or injunction), and appeals. If not prohibited by applicable law, Borrower also will pay any court costs, in addition to all other sums provided by law.
JURY WAIVER. Lender and Borrower hereby waive the right to any jury trial in any action, proceeding, or counterclaim brought by either Lender or Borrower against the other.
GOVERNING LAW. This Note will be governed by federal law applicable to Lender and, to the extent not preempted by federal law, the laws of the State of Wisconsin without regard to its conflicts of law provisions. This Note has been accepted by Lender in the State of Wisconsin.
CHOICE OF VENUE. If there is a lawsuit, Borrower agrees upon Lender’s request to submit to the jurisdiction of the courts of Milwaukee County, State of Wisconsin.
DISHONORED ITEM FEE. Borrower will pay a fee to Lender of $15.00 if Borrower makes a payment on Borrower’s loan and the check or preauthorized charge with which Borrower pays is later dishonored.
RIGHT OF SETOFF. To the extent permitted by applicable law, Lender reserves a right of setoff in all Borrower’s accounts with Lender (whether checking, savings, or some other account). This includes all accounts Borrower holds jointly with someone else and all accounts Borrower may open in the future. However, this does not include any IRA or Keogh accounts, or any trust accounts for which setoff would be prohibited by law. Borrower authorizes Lender, to the extent permitted by applicable law, to charge or setoff all sums owing on the debt against any and all such accounts, and, at Lender’s option, to administratively freeze all such accounts to allow Lender to protect Lender’s charge and setoff rights provided in this paragraph.
LINE OF CREDIT. This Note evidences a revolving line of credit. Advances under this Note, as well as directions for payment from Borrower’s accounts, may be requested orally or in writing by Borrower or by an authorized person. Lender may, but need not, require that all oral requests be confirmed in writing. Borrower agrees to be liable for all sums either: (A) advanced in accordance with the instructions of an authorized person or (B) credited to any of Borrower’s accounts with Lender. The unpaid principal balance owing on this Note at any time may be evidenced by endorsements on this Note or by Lender’s internal records, including daily computer print-outs. Lender will have no obligation to advance funds under this Note if: (A) Borrower or any guarantor is in default under the terms of this Note or any agreement that Borrower or any guarantor has with Lender, including any agreement made in connection with the signing of this Note; (B) Borrower or any guarantor ceases doing business or is insolvent; (C) any guarantor seeks, claims or otherwise attempts to limit, modify or revoke such guarantor’s guarantee of this Note or any other loan with Lender; (D) Borrower has applied funds provided pursuant to this Note for purposes other than those authorized by Lender; or (E) Lender in good faith believes itself insecure.
HEDGING INSTRUMENTS. Obligations and Indebtedness includes, without limitation all obligations, indebtedness and liabilities arising pursuant to or in connection with any interest rate swap transaction, basis swap, forward rate transaction, interest rate option, price risk hedging transaction or any similar transaction between the Borrower and Lender.
APPLICABLE MARGIN. An exhibit, titled “Applicable Margin,” is attached to this Note and by this reference is made a part of this Note just as if all the provisions, terms and conditions of the Exhibit had been fully set forth in this Note.
PRIOR NOTE. This Promissory Note provides for the renewal or refinance of the existing debt evidenced by the Promissory Note, dated March 24, 2006, as may have been modified, extended or amended. This Note is not intended to satisfy or extinguish the underlying debt and obligation evidenced by the March 24, 2006 Promissory Note, but rather set forth the terms and conditions on which such debt is being renewed or refinanced.
SUCCESSOR INTERESTS. The terms of this Note shall be binding upon Borrower, and upon Borrower’s heirs, personal representatives, successors and assigns, and shall inure to the benefit of Lender and its successors and assigns.
GENERAL PROVISIONS. This Note benefits Lender and its successors and assigns, and binds Borrower and Borrower’s heirs, successors, assigns, and representatives. If any part of this Note cannot be enforced, this fact will not affect the rest of the Note. Lender may delay or forgo enforcing any of its rights or remedies under this Note without losing them. Borrower and any other person who signs, guarantees or endorses this Note, to the extent allowed by law, waive presentment, demand for payment, and notice of dishonor. Upon any change in the terms of this Note, and unless otherwise expressly stated in writing, no party who signs this Note, whether as maker, guarantor, accommodation maker or endorser, shall be released from liability. All such parties agree that Lender may renew or extend (repeatedly and for any length of time) this loan or release any party or guarantor or collateral; or impair, fail to realize upon or perfect Lender’s security interest in

Loan No: 37956985-10000-	PROMISSORY NOTE (Continued)	Page 3
the collateral; and take any other action deemed necessary by Lender without the consent of or notice to anyone. All such parties also agree that Lender may modify this loan without the consent of or notice to anyone other than the party with whom the modification is made. The obligations under this Note are joint and several.
PRIOR TO SIGNING THIS NOTE, BORROWER READ AND UNDERSTOOD ALL THE PROVISIONS OF THIS NOTE, INCLUDING THE VARIABLE INTEREST RATE PROVISIONS. BORROWER AGREES TO THE TERMS OF THE NOTE.
BORROWER ACKNOWLEDGES RECEIPT OF A COMPLETED COPY OF THIS PROMISSORY NOTE.
BORROWER:
MIDWEST BANC HOLDINGS, INC.

By:

JoAnn S. Lilek, Executive V. P. & CFO of Midwest Banc Holdings, Inc.
LASER PRO Lending, Ver. 5.44.00.102 Copr. Harland Financial Solutions, Inc. 1997, 2009. All Rights Reserved. - WI L:\LPL\CFI\LPL\D20.FC TR-172232 PR-89

APPLICABLE MARGIN

Principal $15,000,000.00	Loan Date 06-03-2009	Maturity 07-03-2009	Loan No 37956985-10000 -	Call / Coll X165 / P7	Account 00005106953	Officer 06564	Initials
References in the boxes above are for Lender’s use only and do not limit the applicability of this document to any particular loan or item.
Any item above containing “***” has been omitted due to text length limitations.

Borrower:	Midwest Banc Holdings, Inc. 501 W North Ave Melrose Park, IL 60160-1603	Lender:	M&I Marshall & Ilsley Bank Correspondent Banking 770 N. Water Street Milwaukee, Wl 53202
This APPLICABLE MARGIN is attached to and by this reference is made a part of the Promissory Note, dated June 3, 2009, and executed in connection with a loan or other financial accommodations between M&l MARSHALL & ILSLEY BANK and Midwest Banc Holdings, Inc.
Initial pricing will be Libor ÷ 155 bp. Pricing will be subject to a performance-based grid below:
Company is profitable for two consecutive quarters            Libor ÷ 155bp
ROA> .50% - 1.03% for two consecutive quarters            Libor ÷ 140bp
ROA> 1.04% for two consecutive quarters            Libor ÷ 125bp

*	ROA to exclude restructuring charges associated with merger and acquisition activity.
Under no circumstances will the interest rate on this Note be less than 4.25% percent per annum or more than the maximum rate allowed by applicable law.
THIS APPLICABLE MARGIN IS EXECUTED ON JUNE 3, 2009.
BORROWER:
MIDWEST BANC HOLDINGS, INC.

By:

JoAnn S. Lilek, Executive V. P. & CFO of Midwest Banc Holdings, Inc.
LASER PRO Lending, Ver. 5.44.00.102 Copr. Harland Financial Solutions, Inc. 1997, 2009. All Rights Reserved. - WI L:\LPL\CFI\LPL\D20.FC TR-172232 PR-89

DISBURSEMENT REQUEST AND AUTHORIZATION

Principal $15,000,000.00	Loan Date 06-03-2009	Maturity 07-03-2009	Loan No 37956985-10000	Call / Coll X165 / P7	Account 00005106953	Officer 06564	Initials
References in the boxes above are for Lender’s use only and do not limit the applicability of this document to any particular loan or item.
Any item above containing “***” has been omitted due to text length limitations.

Borrower:	Midwest Banc Holdings, Inc. 501 W North Ave Melrose Park, IL 60160-1603	Lender:	M&l Marshall & llsley Bank Correspondent Banking 770 N. Water Street Milwaukee, Wl 53202
LOAN TYPE. This is a Variable Rate Nondisclosable Revolving Line of Credit Loan to a Corporation for $15,000,000.00 due on July 3, 2009. This is a secured renewal of the following described indebtedness: This Promissory Note provides for the renewal or refinance of the existing debt evidenced by the Promissory Note, dated March 24, 2006, as may have been modified, extended or amended. This Note is not intended to satisfy or extinguish the underlying debt and obligation evidenced by the March 24, 2006 Promissory Note, but rather set forth the terms and conditions on which such debt is being renewed or refinanced.
PRIMARY PURPOSE OF LOAN. The primary purpose of this loan is for:
☐	Personal, Family or Household Purposes or Personal Investment.

☐	Agricultural Purposes.

☑	Business Purposes.
SPECIFIC PURPOSE. The specific purpose of this loan is: working capital.
DISBURSEMENT INSTRUCTIONS. Borrower understands that no loan proceeds will be disbursed until all of Lender’s conditions for making the loan have been satisfied. Please disburse the loan proceeds of $15,000,000.00 as follows:

Undisbursed Funds:	$15,000,000.00

Note Principal:	$15,000,000.00
CHARGES PAID IN CASH. Borrower has paid or will pay in cash as agreed the following charges:

Prepaid Finance Charges Paid in Cash:	$31,473.61
$31,473.61 Interest Due as of 6/3/2009

Total Charges Paid in Cash:	$31,473.61
JOINT CREDIT INTENT. If the application was for joint credit, all persons signing below confirm that their intent at time of application was to apply for joint credit.
INSTRUCTIONS TO BANKER.
1)	Please put an “X” next to the fees Listed above that RCC is to pay.

2)	Please complete the following section as applicable:

a)	Bank deposited fees into account number:

Total dollar amount deposited into this account: $

b)	Bank deposited fees into customer related :

Total dollar amount deposited into this account: $
IF BORROWER IS AN ORGANIZATION: If Organization has used any other name, OR if Organization was a successor by merger, consolidation, acquisition or otherwise during the past 5 years, list name(s) below.
____________________________________________________________.
FINANCIAL CONDITION. BY SIGNING THIS AUTHORIZATION, BORROWER REPRESENTS AND WARRANTS TO LENDER THAT THE INFORMATION PROVIDED ABOVE IS TRUE AND CORRECT AND THAT THERE HAS BEEN NO MATERIAL ADVERSE CHANGE IN BORROWER’S FINANCIAL CONDITION AS DISCLOSED IN BORROWER’S MOST RECENT FINANCIAL STATEMENT TO LENDER. THIS AUTHORIZATION IS DATED JUNE 3, 2009.

Loan No: 37956985-10000-	DISBURSEMENT REQUEST AND AUTHORIZATION (Continued)	Page 2
BORROWER:
MIDWEST BANC HOLDINGS, INC.

By:

JoAnn S. Lilek, Executive V. P. & CFO of Midwest Banc Holdings, Inc.
LASER PRO Lending, Ver. 5.44.00.102 Copr. Harland Financial Solutions, Inc. 1997, 2009. All Rights Reserved. - WI L:\LPL\CFI\LPL\I20.FC TR-172232 PR-89